UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2012

Cornerstone Therapeutics Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50767	04-3523569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, North Carolina		27518
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-678-6611

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2012, Cornerstone Therapeutics Inc. (the "Company") notified Vincent T. Morgus, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, that the Company had determined to exercise its rights under its employment agreement with Mr. Morgus to terminate Mr. Morgus’s employment. Accordingly, immediately following such notification, Mr. Morgus ceased serving as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. However, Mr. Morgus will remain an employee of the Company through October 19, 2012. Mr. Morgus's termination is not due to any disagreements with the Company on any matter relating to the Company's operations, policies, practices or otherwise. The Company will immediately begin seeking a replacement for Mr. Morgus.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone Therapeutics Inc.

September 28, 2012	By:	/s/Andrew K. W. Powell

Name: Andrew K. W. Powell
Title: Executive Vice President, General Counsel and Secretary